                                                          EXHIBIT (b)(3)

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                     REVOLVING CREDIT AGREEMENT

                     DATED AS OF JULY 12, 1991

                              BETWEEN

            VAN KAMPEN MERRITT PRIME RATE INCOME TRUST

                                AND

                        CONTINENTAL BANK N.A.

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
                          TABLE OF CONTENTS*




                                                                      Page
1.    DEFINITIONS, INTERPRETATION OF AGREEMENT AND
      COMPLIANCE WITH FINANCIAL RESTRICTIONS                            1
      1.1   Definitions                                                 1
            "Act"                                                       1
            "Advisory"                                                  1
            "Agreement"                                                 1
            "Alternate Reference Rate"                                  1
            "Alternate Reference Rate Loan"                             2
            "Amended and Restated Declaration of Trust"                 2
            "Asset Coverage Ratio"                                      2
            "Bank"                                                      2
            "Banking Day"                                               2
            "Borrower"                                                  2
            "Breakage Date"                                             2
            "Capitalized Lease"                                         2
            "Code"                                                      2
            "Commitment Letter"                                         2
            "Credit"                                                    2
            "Dollars"                                                   2
            "ERISA"                                                     3
            "ERISA Affiliate"                                           3
            "Eurocurrency Reserve Requirement"                          3
            "Eurodollar Loan"                                           3
            "Eurodollar Office"                                         3
            "Event of Default"                                          3
            "Federal Funds Effective Rate"                              4
            "Federal Reserve Board"                                     4
            "Fiscal Quarter"                                            4
            "Fiscal Year"                                               4
            "GAAP"                                                      4
            "Impermissible Change of Control"                           4
            "Indebtedness"                                              4
            "Interbank Rate"                                            5
            "Interbank Rate (Reserve Adjusted)"                         5
            "Interest Period"                                           5
            "Lien"                                                      6
            "Loan"                                                      6
            "Material Adverse Change"                                   6
            "Morgan Credit Agreement"                                   6
            "Net Asset Value"                                           6
            "Note"                                                      6

_____________________
* The Table of Contents is not part of this Agreement.

                                      (i)

            "Payment Date"                                              6
            "PBGC"                                                      7
            "Person"                                                    7
            "Plan"                                                      7
            "Reference Rate"                                            7
            "Related Party"                                             7
            "Reportable Event"                                          7
            "Senior Security"                                           7
            "Senior Security Representing Indebtedness"                 7
            "Subsidiary"                                                7
            "Tangible Assets"                                           8
            "Taxes"                                                     8
            "Termination Date"                                          8
            "Tender Offer Period"
            "Total Assets"                                              8
            "Total Liabilities"                                         8
            "Trade Accounts Payable"                                    8
            "Unmatured Event of Default"                                8
      1.2   Other Definitional Provisions                               8
      1.3   Interpretation of Agreement                                 9
      1.4   Accounting and Financial Determinations                     9

2.    COMMITMENT OF THE BANK AND CERTAIN LOAN TERMS                     9
      2.1   Loans                                                       9
      2.2   Loan Options                                                9
      2.3   Borrowing Procedures                                        9
      2.4   Continuation and/or Conversion of Loans                    10
      2.5   Note Evidencing Loans; Repayments                          11
      2.6   Funding Losses                                             11
      2.7   Capital Adequacy                                           12

3.    INTEREST AND FEES                                                12
      3.1   Interest                                                   12
            (a)  Alternate Reference Rate Loans                        12
            (b)  Eurodollar Loans                                      12
            (c)  Interest After Maturity                               13
      3.2   Commitment Fee                                             13
      3.3   Closing Fee                                                13
      3.4   Method of Calculating Interest and Fees                    13

4.    PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
      OF THE CREDIT AND SETOFF                                         13
      4.1   Place and Manner of Payment                                13
      4.2   Prepayments                                                14
      4.3   Reduction or Termination of the Credit                     14
      4.4   Setoff                                                     14

                                    (ii)

5.    ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS               15
      5.1   Increased Cost                                             15
      5.2   Deposits Unavailable or Interest Rate
            Unascertainable or Inadequate;
            Impracticability                                           16
      5.3   Changes in Law Rendering Eurodollar Loans
            Unlawful                                                   16
      5.4   Funding                                                    17
            (a)  Discretion of the Bank as to Manner
                 of Funding                                            17
            (b)  Funding Through the Sale of
                 Participations                                        17

6.    WARRANTIES                                                       17
      6.1   Existence                                                  18
      6.2   Authorization                                              18
      6.3   No Conflicts                                               18
      6.4   Validity and Binding Effect                                18
      6.5   No Default                                                 18
      6.6   Asset Statements                                           19
      6.7   Litigation                                                 19
      6.8   Liens                                                      19
      6.9   Subsidiaries                                               20
      6.10  Partnerships                                               20
      6.11  Purpose                                                    20
      6.12  Regulation U                                               20
      6.13  Compliance                                                 20
      6.14  No Pension Plans                                           20
      6.15  Taxes                                                      20
      6.16  Public Utility Holding Company Act
             Representation                                            20
      6.17  Borrower's Investment Policies                             20

7.    BORROWER'S COVENANTS                                             20
      7.1   Asset Statements and Other Reports                         21
            (a)  Annual Audit Report                                   21
            (b)  Quarterly Asset Statement                             21
            (c)  Other Asset Statements                                21
            (d)  Officer's Certificate                                 22
            (e)  SEC and Other Reports                                 22
            (f)  Requested Information                                 22
      7.2   Notices                                                    22
            (a)  Default                                               22
            (b)  Litigation                                            22
            (c)  Judgment                                              22
            (d)  Material Adverse Change                               22
            (e)  Other Events                                          22
      7.3   Existence                                                  22

                                         (iii)

      7.4   Nature of Business                                         22
      7.5   Books, Records and Access                                  22
      7.6   Insurance                                                  23
      7.7   Taxes                                                      23
      7.8   Compliance                                                 23
      7.9   Merger, Purchase and Sale                                  23
      7.10  Asset Coverage Ratio                                       23
      7.11  Changes to Morgan Credit Agreement                         23
      7.12  Indebtedness                                               23
      7.13  Liens                                                      24
      7.14  Guaranties                                                 24
      7.15  Other Agreements                                           24
      7.16  Use of Proceeds                                            25
      7.17  Transactions with Related Parties                          25
      7.18  Changes to Investment Policies                             25
      7.19  Changes to Amended and Restated Declaration
             of Trust                                                  25

8.    CONDITIONS PRECEDENT TO ALL LOANS                                25
      8.1   Notice                                                     25
      8.2   Default                                                    25
      8.3   Warranties                                                 25
      8.4   Absence of Material Adverse Change                         25
      8.5   Certification                                              26

9.    CONDITION PRECEDENT TO INITIAL LOAN                              26
      9.1   Note                                                       26
      9.2   Satisfactory Legal Form                                    26
      9.3   Resolutions                                                26
      9.4   Incumbency Certificate                                     26
      9.5   Opinion                                                    26
      9.6   Financial Condition of the Borrower                        26

10.   EVENTS OF DEFAULT AND REMEDIES                                   26
      10.1  Events of Default                                          26
            (a)  Non-Payment                                           27
            (b)  Non-Payment of Other Indebtedness                     27
            (c)  Acceleration of Other Indebtedness                    27
            (d)  Other Obligations                                     27
            (e)  Insolvency                                            27
            (f)  Pension Plans                                         28
            (g)  Fundamental Changes                                   28
            (h)  Agreements                                            28
            (i)  Warranty                                              28
            (j)  Litigation                                            28
            (k)  Impermissible Change in Control                       29
      10.2  Remedies                                                   29

                                   (iv)

11.  GENERAL                                                           29
     11.1    Waiver and Amendments                                     29
     11.2    Notices                                                   29
     11.3    Expenses                                                  30
     11.4    Information; Assignments and Participations               30
     11.5    Severability                                              32
     11.6    Confidentiality                                           32
     11.7    Law                                                       32
     11.8    Successors                                                32
     11.9    Waiver of Jury Trial                                      32
     11.10   Fund Disclaimer                                           33

      EXHIBIT A - Note
      EXHIBIT B - Schedule of Litigation
      EXHIBIT C - Schedule of Contingent Liabilities
      EXHIBIT D - Schedule of Liens
      EXHIBIT E - Schedule of Indebtedness
      EXHIBIT F - Opinion of Counsel

                                   (v)

                          REVOLVING CREDIT AGREEMENT

      THIS AGREEMENT, dated as of July ___, 1991, is entered into between VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a Massachusetts business trust (the "Borrower"), and CONTINENTAL BANK N.A. ("CBNA"), a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (together with its permitted successors and assigns, the "Bank").

      In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      1. DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH FINANCIAL RESTRICTIONS.

            1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Act" means the Investment Company Act of 1940, as amended, modified or supplemented from time to time, and all rules and regulations promulgated thereunder.

            "Advisory" means Van Kampen Merritt Investment Advisory Corp., a Delaware corporation.

            "Agreement" means this Revolving Credit Agreement, as it may be amended, modified or supplemented from time to time.

            "Alternate Reference Rate" means, for any day, a fluctuating rate per annum equal to the greater of (i) the Reference Rate in effect on such day or (ii) a rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus 1/4 of 1% per annum.
If for any reason the Bank shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason (including, without limitation, the inability of the Bank to obtain sufficient bids or publications in accordance with the terms hereof), the Alternate Reference Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

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

            "Alternate Reference Rate Loan" means any Loan which bears interest at a rate determined with reference to the Alternate Reference Rate.

            "Amended and Restated Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust dated
September 19, 1989 of the Van Kampen Merritt Prime Rate Income
Trust.

            "Asset Coverage Ratio" means the ratio which the value of the total assets of the Borrower, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

            "Assignee" -- see Section 11.4(b).

            "Bank" -- see Preamble.

            "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Chicago, Illinois and, with respect to Eurodollar Loans, a day on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

            "Borrower" -- see Preamble.

            "Breakage Date" -- see Section 2.5.

            "CBNA" -- see Preamble.

            "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

            "Commitment Letter" means the letter, dated as of April 9, 1991, between the Borrower and the Bank.

            "Credit" means the Bank's commitment to make Loans under the terms of this Agreement.

            "Dollars" and the symbol "$" mean lawful money of the United States of America.

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

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

            "ERISA Affiliate" means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

            "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Interbank Rate (Reserve Adjusted) is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans. For purposes of this Agreement, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Bank from time to time under Regulation D.

            "Eurodollar Loan" means any Loan which bears interest at a rate determined with reference to the Interbank Rate
(Reserve Adjusted).

            "Eurodollar Office" means the office of the Bank designated as such with its signature hereto and, thereafter, such other office or offices of the Bank (as designated from time to time by notice to the Borrower from the Bank) which shall be making or maintaining the Bank's Eurodollar Loans hereunder or such other office or offices through which the Bank determines the Interbank Rate. A Eurodollar Office may be, at the Bank's option, either a domestic office or a foreign office.

            "Event of Default" means any of the events described in
Section 10.1.

            "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Banking Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding Banking Day. For purposes of this Agreement and the Note, each change in the Alternate Reference Rate due to a change in the Federal Funds Effective Rate shall take effect on the effective date of such change in the Federal Funds Effective Rate.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Fiscal Year" means any period of 12 consecutive calendar months ending on the last day of July. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1991") refer to the Fiscal Year ending on the last day of July occurring during such calendar year.

            "GAAP" means generally accepted accounting principles as applied in the preparation of the audited asset statements of the Borrower referred to in Section 6.6.

            "Impermissible Change of Control" means any event or condition where (a) Advisory ceases to act as investment advisor to the Borrower; or (b) at any time, a majority of the Board of Trustees of the Borrower consists of Persons not members of the Board of Trustees of the Borrower twelve months before such time.

            "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease, and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

            "Interbank Rate" means, with respect to each Interest Period for a Eurodollar Loan, the rate per annum at which Dollar deposits in immediately available funds are offered to the Bank's Eurodollar Office two Banking Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan to be outstanding during such Interest Period. As used herein, "relevant local time" means (i) 11:00 am., London time, when the Eurodollar Office selected by the Bank to determine the Interbank Rate is located in London, England, and (ii) 10:00 am., Chicago time, when such Eurodollar Office is located in Chicago, Illinois.

            "Interbank Rate (Reserve Adjusted)" means, with respect to each Interest Period for a Eurodollar Loan, a rate per annum
(rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

        Interbank Rate       =             Interbank Rate
      (Reserve Adjusted)         1-Eurocurrency Reserve Requirement

            "Interest Period" means with respect to any Eurodollar Loan, the period commencing on the borrowing date of such Eurodollar Loan and ending on a day not less than one day nor more than two months thereafter, as selected by the Borrower pursuant to Section 2.3; provided, however, that:

            (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the Banking Day next preceding such day;

            (b) any Interest Period of one month or two months (i) shall end on the numerically corresponding day which is one month or two months thereafter, as the case may be, and (ii) which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period; and

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

            (c) no Interest Period shall extend beyond the Termination Date.

            "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

            "Loan" means a loan by the Bank to the Borrower under
Section 2.1, and shall be an Alternate Reference Rate Loan or a Eurodollar Loan (each of which shall be a "type" of Loan).

            "Material Adverse Change" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change with respect to:

            (a) the assets of or the business, revenues, condition (financial or otherwise), or operations of the Borrower; or

            (b) the ability of the Borrower to perform any of its obligations under this Agreement or the Note.

            "Morgan Credit Agreement" means that certain Credit Agreement, dated as of March 14, 1991, between the Borrower and Morgan Guaranty Trust Company of New York, and any extension or replacement thereof; provided, that no such extension or replacement shall increase the principal amount available to be borrowed thereunder.

            "Net Asset Value" means, at any date, Total Assets less Total Liabilities.

            "Note" means the Borrower's promissory note, substantially in the form set forth as Exhibit A with appropriate insertions, as such promissory note may by amended, modified or supplemented from time to time, and the term "Note" shall include any substitutions for, or renewals of, such promissory note.

            "Participant" -- see Section 11.4(b).

            "Payment Date" means (i) with respect to any Eurodollar Loan, the last day of each Interest Period with respect thereto and (ii) with respect to any Alternate Reference Rate Loan and the Commitment Fee, the last day of each June, September,

December and March, commencing on the first such date to occur after the date hereof, and the Termination Date.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Borrower or any ERISA Affiliate or as to which the Borrower or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

            "Reference Rate" means, at any time, the rate of interest then most recently announced by CBNA at Chicago, Illinois as its reference rate. For purposes of this Agreement and the Note, each change in the Alternate Reference Rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

            "Related Party" means, for purposes of Section 7.17 only, any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower,
(ii) which beneficially owns or holds 5% or more of the equity interest of the Borrower, or (iii) 5% or more of the equity interest of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Reportable Event" has the meaning given to such term in ERISA.

            "Senior Security" means any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payments of dividends.

            "Senior Security Representing Indebtedness" means any
Senior Security other than stock.

            "Subsidiary" means any Person of which or in which the Borrower owns directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,
(ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

            "Tangible Assets" means Total Assets less goodwill and intangible assets not capable of valuation.

            "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

            "Tender Offer Period" means each period of not more than 25 business days from the date on which the Borrower commences a tender offer for all or a portion of its common shares at the net asset value of such shares.

            "Termination Date" means July 11, 1992.

            "Total Assets" means, at any date, all items which would be set forth as assets on a balance sheet on such date in accordance with GAAP.

            "Total Liabilities" means, at any date, all items which would be set forth as liabilities on a balance sheet on such date in accordance with GAAP.

            "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

            "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to the Borrower or both, would constitute an Event of Default.

            1.2 Other Definitional Provisions. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or in any certificate or other document made or delivered pursuant hereto.

            1.3 Interpretation of Agreement. A Section or an
Exhibit is, unless otherwise stated, a reference to a section hereof or an exhibit hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any certificate shall be interpreted, and all accounting determinations and computations hereunder (including those contained in Section 7) shall be made, and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied with those generally accepted accounting principles used in the preparation of the financial statements referred to in Section 6.6.

      2.    COMMITMENT OF THE BANK AND CERTAIN LOAN TERMS.

            2.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Borrower set forth herein, the Bank agrees to make loans (collectively called the "Loans" and individually called a "Loan") to the Borrower, which Loans the Borrower may prepay and reborrow during the period from the date hereof to, but not including, the Termination Date, in such amounts as the Borrower may from time to time request, but not exceeding $25,000,000 (or such reduced amount as may be fixed by the Borrower pursuant to
Section 4.3) in the aggregate at any one time outstanding.

            2.2 Loan Options. Each Loan shall be an Alternate Reference Rate Loan or a Eurodollar Loan, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Loans may be outstanding at the same time, except that no more than five Eurodollar Loans having different Interest Periods may be outstanding at any one time.

            2.3 Borrowing Procedures. The Borrower shall give the Bank prior written or telephonic notice of each Loan, which shall be received by the Bank, in the case of an Alternate Reference Rate Loan, not later than 10:00 a.m., Chicago time, on the borrowing date with respect to such Loan, or, in the case of a Eurodollar Loan, not later than 10:00 a.m., Chicago time, two Banking Days prior to the borrowing date with respect to such Loan. Each such notice shall specify (i) the borrowing date (which shall be a Banking Day), (ii) the amount and type of Loan,
(iii) if such Loan is to be a Eurodollar Loan, the initial

Interest Period for such Loan, and the date on which such Loan is to mature, which date shall be not less than one day nor more than two months following the date on which such requested Loan is made, and (iv) wire transfer instructions for the proceeds of such Loan. Each such notice shall also include a certificate of the Borrower's vice president or assistant treasurer as to the Net Asset Value of the Borrower as of the close of business on the Banking Day immediately preceding the date of such notice.
No Interest Period may end, and no Loan may mature, later than the Termination Date. Each Loan shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 in excess thereof. The Borrower shall promptly confirm each such telephonic notice in writing (it being understood, however, that the Borrower's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 2.3 shall not affect the obligation of the Borrower to repay each Loan in accordance with the terms of this Agreement and the Note). On the date specified in the notice of borrowing, upon satisfaction of the applicable conditions precedent for such Loan, the Bank will make same-day funds in an amount equal to the requested Loan available to the Borrower by wire transfer to the account(s) the Borrower shall have specified in such notice of borrowing.

            2.4 Continuation and/or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Loan from the current Interest Period for such Loan into a subsequent Interest Period to begin on the day following last day of such current Interest Period, or (ii) convert any outstanding Alternate Reference Rate Loan into a Eurodollar Loan, or
(iii) convert any outstanding Eurodollar Loan into an Alternate Reference Rate Loan on the last day of the current Interest Period for such Eurodollar Loan, in each case by giving the Bank prior written or telephonic notice of such continuation or conversion, which shall be received by the Bank not later than
(x) 10:00 am., Chicago time, two Banking Days prior to the effective date of any continuation or conversion which results in a new or continued Eurodollar Loan, at or (y) 10:00 a.m., Chicago time, of the date of continuation or conversion which results in a new Alternate Reference Rate Loan. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day), (b) the type of Loan that the Loan is to be continued as or converted into and the amount of such Loan, and (c) the Interest Period for such Loan, if applicable. The Borrower shall promptly confirm each such telephonic notice in writing. Absent timely notice of continuation or conversion, each Eurodollar Loan shall automatically convert into an Alternate Reference Rate Loan on the last day of the current Interest Period for such Loan unless paid in full on such last day. At any time that an Event of Default or an Unmatured Event of Default shall exist, then any

Loans may be converted or continued only as Alternate Reference
Rate Loans.

            2.5 Note Evidencing Loans; Repayments. The Loans shall be evidenced by the Note, which shall be dated the date of the initial Loan and shall mature no later than the Termination Date. All Loans made by the Bank to the Borrower pursuant to this Agreement and all payments of principal shall be evidenced by the Bank in its records or, at its option, on the schedule (or any con-tinuation thereof) attached to the Note, which records or schedule shall be rebuttable presumptive evidence of the subject matter thereof. Principal on each Eurodollar Loan shall be payable on the Payment Date related thereto, and principal on each Loan shall be payable on the Termination Date if any amounts shall then be unpaid and owing.

            2.6 Funding Losses. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or main-tain any Eurodollar Loan) as a consequence of (i) any failure of the Borrower to borrow a Eurodollar Loan on a date specified therefor in a notice thereof, or (ii) any payment (including, without limitation, any payment pursuant to Section 5.3 or Section 10.2), prepayment, or conversion of any Eurodollar Loan on a date other than the last day of the Interest Period for such Loan. Such loss or expense shall include an amount equal to the present value of the excess, if any, as reasonably determined by the Bank, of
(a) the amount of interest that would have accrued on the principal amount so paid, prepaid or converted or not continued or converted for the period from the date of such payment, prepayment or conversion or failure to continue or convert (such date being hereinafter referred to as the "Breakage Date") to the last day of the then current Interest Period for such Loan (or, in the case of a failure to continue or convert, the Interest Period for such Loan that would have commenced on the date of such failure) at the Interbank Rate applicable to such Loan under the terms of this Agreement over (b) the amount of interest that the Bank would have earned had it invested the entire amount of funds so paid, prepaid or converted or the entire amount of funds acquired to effect, fund or maintain the Loan not continued or converted, as the case may be, in U.S. Government Treasury Securities with a maturity comparable to such Interest Period. The present value of such excess shall be calculated by discounting such excess to the Breakage Date at the interest rate expressly borne by such U.S. Government Treasury Securities or, if none, the effective interest rate on such securities. Determinations by the Bank for purposes of this Section 2.6 of the amount required to indemnify the Bank against any such loss or expense shall be set forth in a certificate delivered by the Bank to the Borrower, which certificate shall set forth the basis for the calculation thereof and shall be rebuttably presumptive evidence of the matters set forth therein.

          2.7 Capital Adequacy. If the Bank shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adeguacy after the date hereof, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989, but excluding, in any event, any such law, rule, regulation, directive, interpretation, treaty, guideline or interpretation promulgated prior to the date hereof but which has not taken effect as of the date hereof) increases the amount of capital reguired or expected to be maintained by the Bank or any Person controlling the Bank, and such increase is based upon the existence of the Bank's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from the Bank, the Borrower shall pay to the Bank such amount or amounts as will compensate the Bank or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Borrower under this Section 2.7 shall take into consideration the policies of the Bank or any Person controlling the Bank with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Bank setting forth the amount or amounts as shall be necessary to compensate the Bank as specified in this Section 2.7 and the basis of the calculation thereof, shall be delivered to the Borrower and shall be rebuttably presumptive evidence of the matters set forth therein.

     3.   INTEREST AND FEES.

          3.1  Interest.

          (a) Alternate Reference Rate Loans. The unpaid principal amount of each Alternate Reference Rate Loan shall bear interest prior to maturity at a rate per annum equal to the Alternate Reference Rate in effect from time to time. Accrued interest on each Alternate Reference Rate Loan shall be payable on each Payment Date and on the Termination Date, if any amounts shall then be unpaid and owing.

          (b) Eurodollar Loans. The unpaid principal amount of each Eurodollar Loan shall bear interest prior to the related

Payment Date at a rate per annum equal to the Interbank Rate
(Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Loan plus 2% per annum. Accrued interest on each Eurodollar Loan shall be payable on each Payment
Date and on the Termination Date, if any amounts shall then be unpaid and owing.

          (c) Interest After Maturity. The Borrower shall pay to the Bank interest on any amount of principal of any Loan which is not paid when due, whether at maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to, but not including, the date of payment thereof in full at the rate per annum which is equal to 2% in excess of the Alternate Reference Rate in effect from time to time. After maturity, accrued interest shall be payable on demand.

          3.2 Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee of 0. 25% per annum on the daily average of the amount of the Credit during the period from and including the date of this Agreement to, but not including, the earlier of the Termination Date or the date of termination of the Credit pursuant to Section 10.2. Such commitment fee shall be payable in arrears on each Payment Date and on the Termination Date or the date of termination of the Credit for any period then ending for which such commitment fee shall not have been theretofore paid.

          3.3 Closing Fee. The Borrower shall pay to the Bank a closing fee in an amount equal to $12,500 upon execution of this Agreement and the closing of the transactions contemplated thereby. The Borrower confirms that the $5,000 Deposit referred to in the Commitment Letter has not been paid.

          3.4 Method of Calculating Interest and Fees. Interest on each Loan shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Loan from and including the date such Loan is made to, but not including, the date such Loan is paid. Any fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed. Any fees, once paid, shall be non-refundable.

     4.   PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
          OF THE CREDIT AND SETOFF.

          4.1 Place and Manner of Payment. All payments hereunder (including payments with respect to the Note) shall be made without setoff or counterclaim and shall be made to the Bank in immediately available funds prior to 12:30 pm., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place or for such other account as may be designated by the Bank to the Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under the Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

          4.2 Prepayments. The Borrower may from time to time, upon at least two Banking Days' prior written or telephonic notice received by the Bank in the case of Eurodollar Loans, and same day written or telephonic notice received by the Bank prior to 10:00 am., Chicago time, in the case of Alternate Reference Rate Loans, prepay the principal of the Loans in whole or in part, as contemplated by Section 2.1; provided, however, that any partial prepayment of principal shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 in excess thereof, and provided, further that any prepayment of principal on the Eurodollar Loans shall be subject to the indemnification provisions of Section 2.6, but shall otherwise be without any premium or penalty. The Borrower shall promptly confirm any telephonic notice of prepayment in writing.

          4.3 Reduction or Termination of the Credit. The Borrower may from time to time, upon at least five Banking Days' prior written or telephonic notice received by the Bank, permanently reduce the amount of the Credit, but only upon payment of the unpaid principal amount of the Loans, if any, in excess of the then reduced amount of the Credit, plus (i) accrued interest to the date of such payment on the principal amount being repaid, if any, and (ii) any amount required to indemnify the Bank pursuant to Section 2.6 in respect of such payment. Any such reduction shall be in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000 in excess thereof. The Borrower may at any time on like notice terminate the Credit upon payment in full of (a) the Loans, (b) accrued interest thereon to the date of such payment, (c) any amount required to indemnify the Bank pursuant to Section 2.6 in respect of such payment, and
(d) any other liabilities of the Borrower hereunder. The
Borrower shall promptly confirm any telephonic notice of reduction or termination of the Credit in writing.

          4.4 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of setoff) that the Bank or other holder of the Note may have, the Bank or such other holder shall, upon the occurrence of any Event of Default described in Section 10.1, have the right to appropriate and apply to the payment of any and all Loans, fees and other liabilities of the Borrower hereunder, in such order of application as the Bank or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of the Borrower then or thereafter with the Bank or such other holder. The bank shall promptly advise the Borrower of any such setoff and application but failure to do so shall not affect the validity of such setoff and application.

     5.   ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS.

          5.1 Increased Cost. If, as a result of any change in any law, rule, regulation, treaty or directive after the date hereof, or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

          (a) any tax, duty or other charge with respect to any Eurodollar Loan, the Note (to the extent the same evidences the Borrower's obligations with respect to Eurodollar Loans) or the Bank's obligation to make Eurodollar Loans is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of the principal of, or interest on, any Eurodollar Loan (other than taxes imposed on the overall net income of the Bank by the jurisdictions (including each federal, state and local jurisdiction) in which the Bank has its principal office or its Eurodollar Office or any political subdivision or taxing authority of the Eurodollar Office) is changed; or

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining any Eurodollar Loan is increased, or the amount of any sum receivable by the Bank hereunder or under the Note in respect of any Eurodollar Loan is reduced; then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank for such additional cost or reduction actually incurred or suffered by the Bank (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the Eurocurrency Reserve Requirement). Determinations by the Bank for purposes of this Section 5.1 of the additional amounts required to compensate the Bank in respect of the foregoing shall be set forth in a certificate delivered by the Bank to the Borrower, which certificate shall set forth the basis for the calculation thereof and shall be rebuttably presumptive evidence of the matters set forth therein. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

          5.2  Deposits Unavailable or Interest Rate
Unascertainable or Inadequate; Impracticability. If the Borrower has any Eurodollar Loan outstanding, or has notified the Bank of its intention to borrow a Eurodollar Loan as provided herein, then in the event that, prior to any Interest Period, the Bank shall have determined (which determination shall be conclusive and binding on the parties hereto) that:

          (a)  deposits of the necessary amount for the relevant
     Interest Period are not available to the Bank in the relevant market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate for such Interest
     Period; or

          (b) the Interbank Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Loans for such Interest Period; or

          (c) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Loans or the Bank's obligation to make such Loans or the relevant market;

the Bank shall promptly give notice of such determination to the Borrower, and (i) any notice of a new Eurodollar Loan previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make an Alternate Reference Rate Loan and (ii) the Borrower shall be obligated to either pay in full any outstanding Eurodollar Loans without any premium or penalty on the last day of the then current Interest Period with respect thereto or convert any such Loans to Alternate Reference Rate Loans on such last day.

          5.3 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Loan which it is committed to make hereunder, the obligation of the Bank to provide such Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Loans previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, on the earlier of (i) the last day of the then current Interest Period with respect thereto or (ii) if required by such law, rule, regulation, treaty, directive or interpretation, on such date as shall be specified in such notice, either convert each such unlawful Loan to an Alternate Reference Rate Loan with a maturity equal to the Interest Period of the Eurodollar Loan so converted or pay in full each such unlawful Loan, together with accrued interest thereon, without any premium or penalty (except as provided in Section 2.6).

          5.4  Funding.

          (a) Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for purposes of this Agreement, all determinations with respect to Eurodollar Loans hereunder (other than determinations made pursuant to Section 2.6 hereof) shall be made as if the Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of a Eurodollar Loan, to the Interbank Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Loan).

          (b) Funding Through the Sale of Participations. Notwithstanding any provision of this Agreement to the contrary, the Borrower acknowledges that the Bank may fund all or any part of the Loans by sales of participations to various participants, and agrees that the Bank may, in invoking its rights under this
Section 5 or under Section 2.6 and subject to the provisions of
Section 11.4(c) hereof, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this
Section 5 or under Section 2.6 if such participant were the Bank under this Agreement.

     6. WARRANTIES. To induce the Bank to grant the Credit and to make the Loans, the Borrower warrants that:

          6.1 Existence. The Borrower is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the State of Massachusetts. The Borrower is a duly registered, non-diversified, closed-end investment company under the Act and has registered the sale of its common shares of beneficial interest under the Securities Act of 1933, as amended, pursuant to one or more registration statements, including any related prospectus, that is or are currently effective. The Borrower is in good standing and is duly qualified to do business in each state where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business or operations of the Borrower.

          6.2 Authorization. The Borrower is duly authorized to execute and deliver this Agreement and the Note and is duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Note. The execution, delivery and performance by the Borrower of this Agreement and the Note and the borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority which has not been obtained.

          6.3 No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Note do not and will not conflict with (i) any provision of law, (ii) the Amended and Restated Declaration of Trust or by-laws of the Borrower, (iii) any agreement binding upon the Borrower, or (iv) any court or administrative order or decree applicable to the Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Borrower.

          6.4 Validity and Binding Effect. This Agreement is, and the Note when duly executed and delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

          6.5 No Default. None of the Borrower, Van Kampen or Advisory is in default under any agreement or instrument to which the Borrower, Van Kampen or Advisory, as the case may be, is a party or by which any of their respective properties or assets is bound or affected, which default might result in a Material Adverse Change. No Event of Default or Unmatured Event of
Default has occurred and is continuing.

          6.6 Asset Statements. The Borrower's audited asset statement as at July 31, 1990 and the Borrower's unaudited asset statement as at March 1, 1991, copies of which have been furnished to the Bank, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year and period and present fairly the financial condition of the Borrower as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim asset statement) to year-end audit adjustments. Since March 1, 1991, there has been no Material Adverse Change.

          6.7 Litigation; Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting the Borrower or any of its Subsidiaries, the results of which could reasonably be expected to result in a Material Adverse Change, except those referred to in a schedule furnished to the Bank contemporaneously herewith and attached hereto as Exhibit B. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the asset statements referred to in
Section 6.6 or listed on Exhibit C, the Borrower has no contingent liabilities which are material.

          6.8 Liens. None of the property, revenues or assets of the Borrower is subject to any Lien, except:

          (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (b) statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) liens securing reverse repurchase obligations of the Borrower permitted to be entered into by the Borrower pursuant to the most current prospectus of the Borrower;

          (e) Liens disclosed in the asset statements referred to in Section 6.6; and

          (f)  Liens listed on Exhibit D.

          6.9  Subsidiaries. The Borrower has no Subsidiaries.

          6.10 Partnerships. The Borrower is not a partner or joint venturer in any partnership or joint venture.

          6.11 Purpose. The proceeds of each Loan will be used by the Borrower for funding tender offers by investors of their shares of beneficial interest of the Borrower on the quarterly tender date next preceding such Loan.

          6.12 Margin Regulations. No part of the proceeds of any Loan will be used for any purpose which would violate any of the margin regulations of the Federal Reserve Board.

          6.13 Compliance. The Borrower is in material compliance with all statutes and governmental rules and regulations applicable to it.

          6.14 No Pension Plans. Neither the Borrower nor any
ERISA Affiliate has established, maintains, is a member of, contributes to, or otherwise has any liability with respect to, any Plan.

          6.15 Taxes. The Borrower has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The Borrower is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) which might be material to it or result in a Material Adverse Change.

          6.16 Public Utility Holding Company Act Representation. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.17 Borrower's Investment Policies. The Borrower's assets are being invested in accordance with the investment policies and restrictions set forth in its most recent prospectus, except where the failure to be so invested would not result in a Material Adverse Change.

     7. BORROWER'S COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Credit and until the Note and other liabilities of the Borrower hereunder are paid in full, the Borrower agrees that, unless the Bank shall otherwise expressly consent in writing, it will:

          7.1 Asset Statements and Other Reports. Furnish to the Bank:

          (a) Annual Audit Report. Within 60 days after each Fiscal Year of the Borrower, a copy of the annual audit report of the Borrower, certified by KPMG Peat Marwick or such other independent certified public accountant who shall be satisfactory to the Bank, together with a certificate from such accountant (i) acknowledging to the Bank such accountant's understanding that the Bank is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, Section 7.10 hereof, and (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

          (b) Semi-Annual Asset Statement. Within 45 days after each semi-annual period of each Fiscal Year of the Borrower, a copy of the semi-annual unaudited asset statement of the Borrower, certified by the Borrower's treasurer or assistant treasurer and consisting of at least a balance sheet as at the close of such period and statements of operations, changes in net assets, and cash flows for such period and for the period from the beginning of such Fiscal Year to the close of such period;

          (c) Other Asset Statements. Within 7 days after making a request for a Loan, a copy of the unaudited asset statement of the Borrower for the Banking Day next preceding the date such request is made, certified by the Borrower's treasurer or assistant treasurer, and consisting of at least a complete current portfolio listing as at the close of such Banking Day;

          (d) Officer's Certificate. Together with the asset statements furnished by the Borrower under preceding clauses
     (a), (b), and (c), a certificate of the Borrower's treasurer, dated the date of such annual audit report, semi-annual asset statement, or other asset statement, as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, Section 7.10 hereof;

          (e) SEC and Other Reports. Copies of each filing and report made by the Borrower with or to any securities exchange or the Securities and Exchange Commission or otherwise required by the Act and of each communication from the Borrower to shareholders or investors generally, promptly upon the filing or making thereof; and

          (f) Requested Information. Promptly from time to time, such other reports or information as the Bank may reasonably request.

          7.2 Notices. Notify the Bank in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (a) Default. The occurrence of an Event of Default or an Unmatured Event of Default;

          (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to result in a Material Adverse
     Change to the Borrower;

          (c) Judgment. The entry of any judgment or decree against the Borrower if the aggregate amount of all judgments and decrees then outstanding against the Borrower exceeds $100,000 after deducting (i) the amount with respect to which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which the Borrower is otherwise indemnified; or

          (d)  Material Adverse Change. The occurrence of a
     Material Adverse Change.

          7.3 Existence. Maintain and preserve its existence as a Massachusetts business trust and all rights, privileges, licenses, trademarks, trade names, franchises, and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.

          7.4 Nature of Business. Engage in substantially the same fields of business as it is engaged in on the date hereof.

          7.5 Books, Records and Access. Maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; permit access by the Bank, at the Bank's expense, to the books and records of the Borrower during normal business hours; and permit the Bank to make copies of such books and records; provided, that the Bank agrees that Borrower shall not be required to provide the Bank with access to such of its books and records that are subject to confidentiality agreements which prohibit such access or which are proprietary in nature.

          7.6 Insurance. Maintain insurance to such extent and against such hazards and liabilities as is customary in the case of closed-end funds engaged in similar lines of business of comparable size and financial strength as the Borrower.

          7.7 Taxes. Pay when due, all of its Taxes, unless and only to the extent that the Borrower is contesting such Taxes in good faith and by appropriate proceedings and the Borrower has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

          7.8 Compliance. Comply in all material respects with all statutes and governmental rules and regulations (including the Act) applicable to it.

          7.9  Merger. Purchase and Sale. Not:

          (a)  merge with or into or consolidate with any other
     Person;

          (b) except in the normal course of its business, sell, transfer, convey, lease or otherwise dispose of all or substantially all of its assets; or

          (c) purchase or otherwise acquire all or substantially all the assets of any Person.

          7.10 Asset Coverage Ratio. Maintain an Asset Coverage
Ratio of 8.00 to 1.00 at all times.

          7.11 Changes to Morgan Credit Agreement. Not make any changes to Sections 2.1, 2.5, or 2.6(b) of the Morgan Credit
Agreement without the prior written consent of the Bank.

          7.12 Indebtedness. Not incur or permit to exist any Indebtedness, except:

          (a)  Indebtedness under the terms of this Agreement;

          (b) Indebtedness of the Borrower having maturities and terms, and which is subordinated to payment of the Note in a manner, approved in writing by the Bank;

          (c) Indebtedness hereafter incurred in connection with the Liens permitted by Section 7.13;

          (d) Reverse repurchase obligations of the Borrower permitted to be entered into by the Borrower pursuant to the most recent prospectus of the Borrower;

          (e) Indebtedness under the Morgan Credit Agreement and other Indebtedness outstanding on the date hereof and listed on Exhibit E; and

          (f) Other Indebtedness approved in writing by the Bank.

          7.13 Liens. Not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired, except:

          (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (b) Statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (c) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d)  The Lien provided for in Section 4.4 and other
     Liens in favor of the Bank; and

          (e)  Liens referred to in Section 6.8.

          7.14 Guaranties. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person.

          7.15 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the Borrower's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the

Borrower hereunder or in connection herewith.

          7.16 Use of Proceeds. Not permit any proceeds of the Loans to be used, either directly or indirectly, for any purpose which would violate Regulation U of the Federal Reserve Board, as amended from time to time; and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          7.17 Transactions with Related Parties. Not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, in violation of the Act.

          7.18 Changes to Investment Restrictions. The Borrower will not make any material changes to the investment restrictions set forth in its then most recent prospectus without the prior written consent of the Bank.

          7.19 Changes to Amended and Restated Declaration of
Trust. The Borrower will not make any material changes to the Amended and Restated Declaration of Trust without the prior written consent of the Bank.

     8. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make any Loan is subject to the satisfaction of each of the following conditions precedent:

          8.1 Notice. The Bank shall have received timely notice of such Loan in accordance with Section 2.3.

          8.2 Default. Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          8.3 Warranties. Before and after giving effect to such Loan, the warranties in Section 6 shall be true and correct in all material respects as though made on the date of such Loan, except for such changes as are specifically permitted hereunder.

          8.4 Absence of Material Adverse Change. No Material Adverse Change shall have occurred since the date of the Commitment Letter; provided, however, that the occurrence during a Tender Offer Period of a Material Adverse Change that does not otherwise constitute an Event of Default or an Unmatured Event of Default hereunder shall not constitute a failure of the Borrower to satisfy the condition precedent contained in this Section 8.4; and provided, further, that the Bank shall, at the request of the Borrower, indicate to the Borrower in writing on the day prior to any Tender Offer Period as to whether it believes any Material Adverse Change has occurred since the date of the Commitment Letter.

          8.5 Certification. The Borrower shall have delivered to the Bank a certificate of the Borrower, signed on the Borrower's behalf by its vice president or assistant treasurer, as to the matters set out in Sections 8.2, 8.3 and 8.4 and containing a calculation of, and showing compliance with, Section 7.10 hereof.

     9. CONDITION PRECEDENT TO INITIAL LOAN. The obligation of the Bank to make the initial Loan hereunder is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 8 above, that the Borrower shall have delivered to the Bank all of the following, each duly executed and dated the date of the initial Loan or such earlier date as is satisfactory to the Bank and in form and substance reasonably satisfactory to the Bank:

          9.1  Note. The Note.

          9.2 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Bank and its counsel; the Bank and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such documents or instruments, as the Bank or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Bank.

          9.3 Resolutions. A copy, duly certified by the secretary or an assistant secretary of the Borrower, of (i) the resolutions of the Borrower's Board of Trustees authorizing the execution and delivery of this Agreement and the Note and authorizing the borrowings hereunder, (ii) all documents evidencing other necessary trust action, and (iii) all approvals or consents, if any, with respect to this Agreement and the Note.

          9.4 Incumbency Certificate. A certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower's officers authorized to sign this Agreement, the Note and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          9.5  Opinion. An opinion of Messrs. Skadden, Arps,
Slate, Meagher & Flom, counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit F.

     10.  EVENTS OF DEFAULT AND REMEDIES.

            10.1 Events of Default. The occurrence and continuance of each of the following shall constitute an Event of Default under this Agreement:

            (a) Non-Payment. Default, and the continuance thereof for three days, in the payment when due of any principal of, or interest on, any Loan or any fee hereunder.

            (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise
      (subject to any applicable grace period), of any Indebtedness in excess of $5,000,000 (including the Morgan
      Credit Agreement) of the Borrower (other than the Indebtedness evidenced by the Note).

            (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness (including the Morgan Credit Agreement) of the Borrower (other than the Indebtedness evidenced by the Note) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

            (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of (i) any material obligation or agreement of the Borrower to or with the Bank (other than any obligation or agreement of the Borrower hereunder or under the Note), or
      (ii) any material obligation or agreement of the Borrower to or with any other Person (other than any such material obligation or agreement constituting or related to Indebtedness), unless, in each case, the existence of any such default (x) is being contested by the Borrower in good faith and by appropriate proceedings and the Borrower shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP or (y) could not reasonably be expected to result in a Material Adverse Change.

            (e) Insolvency. The Borrower becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or for a substantial part of the property of the Borrower, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the property of the Borrower and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding with respect to the Borrower under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower or remains for 60 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower and is not released, stayed or otherwise discharged within 60 days of service.

            (f) Pension Plans. The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if, in order to effectuate such termination, (i) the Borrower would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan and (ii) immediately after giving effect to the payment or satisfaction of such contribution, liability or obligation (if made or undertaken by the Borrower) an Event of Default or Unmatured Event of Default would exist and be continuing.

            (g) Fundamental Changes. Default in the performance of the Borrower's agreements set forth in Section 7.9, 7.18 or 7.19.

            (h) Agreements. Default in the performance of any of the Borrower's agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 10.1) and continuance of such default for 30 days after notice thereof to the Borrower from the Bank.

            (i) Warranty. Any warranty made by the Borrower herein is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Bank is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower to the Bank is untrue or misleading in any material respect on or as of the date made or deemed made.

            (j) Litigation. There shall be entered against the Borrower one or more judgments or decrees in excess of $5,000,000 in the aggregate at any one time outstanding for the Borrower, excluding those judgments or decrees (i) which have been satisfied or stayed within 30 calendar days from the entry thereof or (ii) for and to the extent which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Bank.

            (k) Impermissible Change in Control. An Impermissible Change in Control shall have Occurred.

            10.2  Remedies. If any Event of Default described in
Section 10.1 shall have occurred and be continuing, the Bank may declare the Credit to be terminated and the Note to be due and payable, whereupon the Credit shall immediately terminate and the Note shall become immediately due and payable, all without notice of any kind (except that if an event described in Section 10. 1(e) occurs, the Credit shall immediately terminate and the Note shall become immediately due and payable without declaration or notice of any kind). The Bank shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

      11.   GENERAL.

            11.1 Waiver and Amendments. No failure or delay on the part of the Bank or the holder of the Note in the exercise of any power or right, and no course of dealing between the Borrower and the Bank or the holder of the Note, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Bank at law or in equity. No notice to or demand on the Borrower not required hereunder or under the Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by CBNA. Any waiver of any provision of this Agreement or the Note, and any consent to any departure by the Borrower from the terms of any provision of this Agreement or the Note, shall be effective only in the specific instance and for the specific purpose for which given.

            11.2 Notices. Except as otherwise expressly provided herein, any notice hereunder to the Borrower or the Bank shall be in writing (including telegraphic or facsimile communication) and shall be given to the Borrower or the Bank at its address or facsimile number set forth on the signature pages hereof or at such other address, or facsimile number as the Borrower or the Bank may, by written notice, designate as its address, or facsimile number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by facsimile, delivered to the telegraph office, personally delivered or, in the case of a mailed notice, when sent by registered or certified mail, postage prepaid, in each case addressed as specified in this Section 11.2.

            11.3 Expenses. The Borrower agrees, whether or not any Loan is made hereunder, to pay the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Bank and other legal expenses and costs of collection, incurred by the Bank in connection with (i) the preparation, negotiation and execution of this Agreement, the Note and any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith (provided that the Borrower's obligations under this clause (i) shall not exceed $7,500.00), (ii) the preparation, negotiation and execution of any and all amendments to this Agreement, the Note or any such other instrument or document, and (iii) the enforcement of the Borrower's obligations hereunder or under the Note or any such other instrument or document. The Borrower also agrees to (a) indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof (provided, that the Borrower shall not be liable to the Bank under this clause (a) for any action or inaction taken or not taken by the Bank, as the case may be, in bad faith) and (b) pay, and save the Bank harmless from all liability for, any stamp or similar other tax which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith. The Borrower's foregoing obligations shall survive any termination of this Agreement. In case of any conflict between this Section 11.3 and the Commitment Letter regarding expenses, the terms and conditions of the Commitment Letter shall govern.

            11.4  Information; Assignments and Participations.

            (a) Subject to Section 11.6 hereof, the Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees of the rights and/or obligations of the Bank hereunder and to participants in any Loan (including prospective assignees and participants);

            (b) CBNA may at any time assign, subject to the Borrower's consent, which consent shall not be unreasonably withheld, to one or more banks or other institutions (each, an "Assignee") an amount in the aggregate not in excess of 49% of the Credit and its related rights and obligations under this Agreement and the Note; provided, however, that nothing contained herein shall prohibit CBNA from assigning all or any portion of its rights and obligations under this Agreement and the Note to any banking regulatory authorities in the normal course of its operations. CBNA may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its commitment hereunder or any or all of its Loans. In the event of any such grant by CBNA of a participating interest to a Participant, whether or not upon notice to the Borrower, CBNA shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with CBNA in connection with the CBNA's rights and obligations under this Agreement. Any agreement pursuant to which CBNA may grant such an assignment or participating interest shall provide that CBNA shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that any such agreement may provide that CBNA will not agree to any modification, amendment or waiver of this Agreement which (i) increases the commitment of the Bank to make Loans hereunder, (ii) reduces the principal of or rate of interest on any Loan or fees hereunder, or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of such Assignee or Participant, as the case may be. The Borrower agrees that each Assignee and each Participant shall, to the extent provided in its participation agreement and subject to Section 11.4(c) hereof, be entitled to the benefits of
      Section 5 and Section 2.6 hereof with respect to its participating interests;

            (c) No Assignee, Participant, or other transferee of CBNA's rights shall be entitled to receive any greater payment under Section 5 or Section 2.6 hereof that CBNA would have been entitled to receive with respect to the rights transferred had no such transfer occurred; and

            (d) CBNA hereby agrees that it will obtain from each Assignee and Participant that it is incorporated under the laws of the United States of America or a state thereof, prior to the first date on which any payment is due to such

      Assignee or Participant with respect to this Agreement or any participation agreement between CBNA and any such Participant (collectively, "Payments") (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Assignee or Participant is entitled to receive Payments, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. CBNA will deliver one copy of each such form to the Borrower upon receipt.

            (e) The Borrower agrees that, upon the Bank's reasonable request, it will use its best efforts to assist the Bank in its efforts to sell assignments and participations.

            11.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            11.6 Confidentiality. The Bank hereby agrees (on behalf of itself and each of its affiliates, directors, officers, employees, and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement; provided, that nothing herein shall limit the disclosure of such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, or (iv) to any Assignee of Participant (or any prospective Assignee or Participant) so long as such Assignee of Participant (or prospective Assignee or Participant) agrees in writing to be bound to the provisions of this Section 11.6.

            11.7  Law. THIS AGREEMENT AND THE NOTE SHALL BE
CONTRACTS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF ILLINOIS.

            11.8 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the consent of the Bank.

            11.9 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            11.10 Fund Disclaimer. As provided for in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                    VAN KAMPEN MERRITT PRIME RATE
                                    INCOME TRUST

                                    By /s/ Edward C. Wood, III

                                    Title: Vice President & Treasurer

                                    Address:          1001 Warrenville Road
                                                      Lisle, Illinois 60502
                                    Attention:        Edward Wood,
                                                      First Vice President
                                    Facsimile number: (708) 719-6360


                                    CONTINENTAL BANK, N.A.

                                    By /s/ Ramon Uribarri

                                    Title: Vice President

                                    Address:          231 South LaSalle Street
                                                      Chicago, Illinois 60697
                                    Attention:        Ramon Uribarri,
                                                      Vice President
                                    Facsimile number: (312) 987-6982

                                    Eurodollar Office: Chicago

                             SCHEDULE OF EXHIBITS

EXHIBIT A         -       Promissory Note

EXHIBIT B         -       Schedule of Litigation,
                              Arbitration Proceedings,
                              and Governmental Proceedings

EXHIBIT C         -       Schedule of Contingent Liabilities
EXHIBIT D         -       Schedule of Liens
EXHIBIT E         -       Schedule of Indebtedness
EXHIBIT F         -       Opinion of Borrower's Counsel

                                   EXHIBIT A

                                PROMISSORY NOTE


$25,000,000.00                                        Chicago, Illinois
                                                          July 12, 1991


      FOR VALUE RECEIVED, the undersigned, VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a Massachusetts Business trust (the "Borrower"), promises to pay to the order of CONTINENTAL BANK N.A., a national banking association (the "Bank"), on May 29, 1992, or such earlier date as set forth in the Credit Agreement hereinafter referred to, the principal sum of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or if less, the then aggregate unpaid principal amount of Alternate Reference Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement referred to below) as may be borrowed by the Borrower under the Credit Agreement. The Borrower may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Alternate Reference Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note.

      The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

      All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.

      This Note is the Note referred to in, and evidences indebtedness incurred under, a Revolving Credit Agreement dated as of July 12, 1991 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

      All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

      This Note is made under and governed by the internal laws of the State of Illinois.

Address:                                VAN KAMPEN MERRITT PRIME RATE
                                        INCOME TRUST
1001 Warrenville Road
Lisle, Illinois 60532                   By ____________________________

                                        Title: _______________________

Schedule attached to Promissory Note dated July 12, 1991 of
VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, payable to the order of CONTINENTAL BANK N.A.

                         LOANS AND PRINCIPAL PAYMENTS



      Type of      Loan         Interest     Amount of  Unpaid
      Amount of  & Applicable   Period (if   Principal  Principal  Notation
Date  Loan Made  Interest Rate  Applicable)  Repaid     Balance    Made By
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________



The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not, however, limit or otherwise affect the Borrower's obligations under the Credit Agreement' or this Note to repay the principal amount of the Loans together with all interest accruing thereon.

                                   EXHIBIT B

                      Schedule of Litigation, Arbitration
                   Proceedings, and Governmental Proceedings




                                     NONE

                                   EXHIBIT C

                       Schedule of Contingent Liabilities



                                     NONE

                                   EXHIBIT D

                               Schedule of Liens




                                     NONE

                                   EXHIBIT E

                              Schedule of Indebtedness


                                     NONE

                                  EXHIBIT F

                 [Letterhead of SASM&F]

                                July ___, 1991


TO:  Continental Bank N.A.


       Re: Revolving Credit Security Agreement, dated as of July ___, 1991, between Van Kampen
            Merritt Prime Rate Income Trust and
            Continental Bank N.A.



Ladies and Gentlemen:

          We have acted as special counsel to Van Kampen
Merritt Prime Rate Income Trust, a Massachusetts business trust (the "Borrower"), in connection with the prepara-tion of that certain Revolving Credit Agreement, dated as of July ___,1991 (the "Revolving Credit Agreement"), between the Borrower and Continental Bank N.A. (the
"Lender"). This opinion is being delivered pursuant to
Section 9.5 of the Revolving Credit Agreement. Capital-ized terms used herein and not otherwise defined herein shall have the meanings herein as ascribed thereto in the Revolving Credit Agreement.

           In rendering the opinions set forth herein, we have examined originals or copies of the following:

           (i) the Revolving Credit Agreement;

          (ii) the Note;

         (iii) a certificate of the Secretary of
     State of the Commonwealth of Massachusetts, dated _________, 1991, as to the authorization of the Borrower;

          (iv) the Amended and Restated Declaration of Trust of the Borrower, as amended to date
     (the "Declaration of Trust");

Continental Bank N.A.
July ___, 1991
Page Two


           (v) the By-laws of the Borrower, as
     amended to date (the "By-laws");

          (vi) resolutions adopted by the board of trustees of the Borrower relating to the Re-volving Credit Agreement and the transactions contemplated thereby;

         (vii) a certificate of the Borrower,
     dated the date hereof, a copy of which is at-tached as Annex I hereto (the "Borrower's Cer-tificate");

        (viii) the Identified Contracts (as hereinafter defined); and

          (ix) such other documents as we have
     deemed necessary, or appropriate as a basis for the opinions set forth below.

          The item listed in clauses (i) and (ii) above are sometimes referred to herein as the "Loan Documents."
For purposes of this opinion: (i) the term "Applicable
Laws" means the laws, rules and regulations of the State of Illinois and the in United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents; (ii) the term "Identified Orders" means those orders or decrees of any Governmental Authority (as hereinafter defined) of the State of Illinois, the Commonwealth of Massachusetts and the United States of America by which the Borrower is bound, the existence of which has been specifically dis-closed to us in writing and identified on Exhibit A to the Borrower's Certificate; (iii) the term "Governmental
Authority" means any legislative, judicial, administra-tive or regulatory body of the State of Illinois, the Commonwealth of Massachusetts or the United States of America; (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Gov-ernmental Authority pursuant to Applicable Laws; and
(v) the term "Identified Contracts" means those agree-ments of instruments to which the Borrower is subject and which have been specifically identified to us by officers of the Borrower as the agreements and instruments which

Continental Bank N.A.
July ___, 1991
Page Three


are material to the business or financial condition of the Borrower and which are set forth on Exhibit B to the Borrower's Certificate.

          In our examination we have assumed the genuine-ness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representa-tions of the Borrower and its officers and other repre-sentatives and of public officials (including, without limitation, those set forth in the Borrower's Certificate).
We have assumed that each of the Loan Documents is the valid and binding obligation of each party thereto other than the Borrower, enforceable against each such party in accordance with its respective terms. We ex-press no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance by the Lender with any state, federal or other laws or regula-tions applicable to it or (ii) the legal or regulatory status or the nature of the business of the Lender.

          Members of this firm are admitted to practice law in the Commonwealth of Massachusetts and the State of Illinois and, in rendering the opinions expressed herein, we express no opinion as to the laws of any jurisdiction other than (i) the laws of the Commonwealth of Massachu-setts and the State of Illinois and (ii) the federal laws of the United States of America to the extent referred to specifically herein.

          Based upon the foregoing and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

          1. The Borrower has been duly formed and is subsisting as a Massachusetts business trust and the Borrower is duly authorized to exercise in the Common-wealth of Massachusetts all of the powers recited in the Declaration of Trust and to transact business in the Commonwealth of Massachusetts.

Continental Bank N.A.
July ___, 1991
Page Four


           2. The execution and delivery by the Borrower of the Loan Documents and the consummation by the Borrow-er of the transactions contemplated thereby are within the powers set forth in the Declaration of Trust and have been authorized by all requisite action or the Part of the Borrower.

           3. Each off the Loan Documents has been duly executed and delivered by the Borrover.

           4. The execution and delivery by the Borrower of each of the Loan Documents and the performance by the Borrower of its obligations thereunder, each in accor-dance with its terms, do not (i) conflict with the Bor-rower's Declaration of Trust or By-laws, (ii) contravene any provision of any Applicable Law or Identified Order,
(iii) constitute a violation of or a default under any Identified Contract or (iv) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Identified Contract.

           5. Each of the Loan Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except that in each case, (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, mora-torium or other similar laws affecting creditors' rights generally, and by general principles of equity (regard-less of whether enforcement is sought in a proceeding in equity or at law), (ii) we express no opinion as to the enforceability of any rights to contribution or indemni-fication provided for in the Revolving Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including, without limitation, any federal or state securities law, rule or regulation),
(iii) we express no opinion as to Sections 4.4 of the Revolving Credit Agreement to the extent that it may authorize or permit any party to any Loan Document or any purchaser of a participations interest from any party to set off or apply any deposit or property or any indebted-ness with respect to any participations interest, (iv) we express no opinion with respect to any provision relating to governing law to the extent procedural and not sub-stantive laws are involved and (v) we express no opinion with respect to the enforceability of Section 11.1 of the

Continental Bank N.A.
July ___, 1991
Page Five


Revolving Credit Agreement to the extent that it provides that provisions of the Loan Documents may only be amended or waived in writing.

          6. Based on our review of Applicable Laws and the Identified Orders, but without our having made any special investigation of any kind concerning any other law, rule, regulation, order or decree, no material Gov-ernmental Approval which has not been obtained or, taken and is not in full force and effect is required to autho-rise, or is required in connection with, the execution and delivery by the Borrower of the Loan Documents and the performance by the Borrover of its obligations there-under.

          7. The Borrower is a duly registered, closed-end investment company under the Act and has registered the sale of its common shares of beneficial interest under the Securities Act of 1933, as amended, pursuant to one or more registration statements, including any relat-ed prospectus that is or are currently effective.

          This opinion is rendered only to the Lender in connection with the above transactions and is solely for its benefit. This opinion may not be used, circulated, quoted, relied upon or otherwise referred to by any other person, firm or corporation for any purpose without our prior written consent.

                              Very truly yours,

                                                  Annex I
                                            to Opinion of
                                          Special Counsel
                                          to the Borrower

                  Borrower's Certificate


          I, ___________ am the ____________ of Van Kampen
Merritt Prime Rate Income Trust, a Massachusetts business trust (the "Borrower"). I understand that pursuant to
Section 9.5 of that certain Revolving Credit Agreement, dated as of July _____, 1991 (the "Revolving Credit Agree-ment"), between the Borrower and Continental Bank N.A.
(the "Lender"), Skadden, Arps, Slate, Meagher & Flom is relying on this Certificate and the statements made herein in ren-dering such opinion.

           With regard to the foregoing, I certify that:

           1. Less than 20 percent of the assets of the Borrower on consolidated basis and on an unconsolidated basis consist of margin stock
     (as such term is defined in Regulation G, Regu-lation U or Regulation X of the Board of Gover-nors of the Federal Reserve System).

          2.  Set forth on Exhibit A hereto are
     those orders and decrees of any Governmental
     Authority (as such term is used in the opinion of Skadden, Arps, Slate, Meagher & Flom re-ferred to above) of the State of Illinois, the Commonwealth of Massachusetts and the United
     States of America by which the Borrower is bound and included on Exhibit A are all such orders and decrees.

          3.  Set forth on Exhibit B hereto are the
     agreements and instruments to which the Borrow-er is subject which are material to the busi-ness or financial condition of the Borrower and included on Exhibit B are all such agreements.

          4.  The resolutions of the Borrower deliv-
     ered to the Lender in connection with the exe-cution and delivery of the Revolving Credit
     Agreement have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

          IN WITNESS WHEREOF, I have executed this Cer-tificate this ___ day of ____, 1991.



                           _____________________________

                                            EXHIBIT A
                                            to Borrower's
                                            Certificate

                    IDENTIFIED ORDERS AHD DECREES

                               (None)

                                            EXHIBIT B
                                            to Borrower's
                                            Certificate


                        IDENTIFIED CONTRACTS

                               To Come

                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This Amendment, dated as of July 11, 1992, is entered into between VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a
Massachusetts business trust (the "Borrower"), and CONTINENTAL
BANK N.A. (the "Bank").

                                   RECITALS:

     A. The Borrower and the Bank have previously entered into a certain Revolving Credit Agreement dated as of July 12, 1991
(the "Original Credit Agreement"); and

     B.   The parties hereto wish to amend the Original Credit
Agreement in certain respects, as hereinafter provided, and provide for the issuance of a replacement promissory note;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to such terms in the Original Credit
Agreement as amended hereby.

     Section 2. Amendment to Original Credit Agreement. The definition of "Termination Date" contained in Section 1.1 of the Original Credit Agreement is amended by deleting the date "July 11, 1992" and substituting therefor the date "December 16".

     Section 3. Replacement Note. Concurrently herewith, the Borrower will execute and deliver to the Bank a new promissory note (herein called the "Replacement Note"), in the form of Exhibit A to this Amendment, dated as of the date hereof, and payable to the Bank's order. The initial entry on the schedule attached to Replacement Note shall include all entries theretofore made by the Bank on the Note issued pursuant to the Original Credit Agreement (in this Section 3, called the "Prior Note"). The Replacement Note is issued in extension, renewal and restatement of, and is a substitute and replacement for, the Prior Note and the continuing indebtedness evidenced thereby, and does not constitute a payment, prepayment or novation of the Prior Note. After the date hereof, all references in the Original Credit Agreement as amended by this Amendment and any documents issued in connection therewith to "Note" shall also be deemed a reference to the Replacement Note.

     Section 4. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:

     (a) The Bank shall have received counterparts, duly executed by each party hereto, of this Amendment.

     (b)  The Bank shall have received the duly executed
Replacement Note.

     (c) The Bank shall have received the signed certificate or certificates of appropriate officers of the Borrower, dated the date hereof or such earlier or later date as to which the parties hereto shall agree (such date may be referred to hereafter as the "Closing Date"), certifying the incumbency and specimen signatures of the officers of the Borrower authorized to execute this Amendment and the Replacement Note and any other documents delivered on behalf of the Borrower pursuant to this Section.

     (d) The Bank shall have received a certificate of appropriate officers of the Borrower to the effect of the following Paragraphs (e) and (f).

     (e) The representations and warranties contained in
Section 6 of the Original Credit Agreement as amended hereby shall be true and correct in all material respects on the Closing
Date as though made on and as of such time.

     (f) No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the Closing Date.

     (g) The Bank shall have received an opinion of the Borrower's counsel in form and substance satisfactory to the Bank and its counsel.

     Section 5. Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank that:

     (a) Authorization; No Conflict. The execution and delivery by the Borrower of this Amendment and the Replacement Note, and the performance by the Borrower of the Original Credit Agreement as amended by this Amendment, have been duly authorized by all necessary action on the part of the Borrower, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or of the organizational documents of the Borrower, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (b) Validity and Binding Nature. Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment, the Original Credit Agreement as amended by this Amendment, and the Replacement Note each constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (c) Representations and Warranties. Each representation and warranty of the Borrower set forth in Section 6 of the Original Credit Agreement as amended hereby is true and correct as of the date hereof as though made on and as of such date.

     (d) No Default. As of the Closing Date, and as of the date of the execution and delivery by the Borrower of this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.

     Section 6. Costs, Expenses, and Taxes. This Amendment constitutes an amendment to the Original Credit Agreement for purposes of Section 11.3 thereof.

     Section 7. Oriqinal Credit Agreement to Remain in Full Force and Effect. The Original Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Original Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Original Credit Agreement as amended hereby. In addition, each reference in the Original Credit Agreement to the terms "this Agreement", "hereunder", "hereof" or terms or words of similar import shall hereafter mean the Original Credit Agreement as amended hereby.

     Section 8. Counterparts. This Amendment may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts but one and the same Amendment.

     Section 9. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. All obligations of the Borrower and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law.

     Section 10. Fund Disclaimer. As provided for in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Replacement Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  VAN KAMPEN MERRITT PRIME RATE
                                    INCOME TRUST


                                  By /s/ Edward C. Wood, III
                                  Title:  Vice President & Treasurer

                                  CONTINENTAL BANK N.A.


                                   By /s/ Jeffrey S. Kovarik

                                  Title:  Vice President

                                   EXHIBIT A

                                PROMISSORY NOTE


$25,000,000.00            Chicago, Illinois: as of July 11, 1992
                                          Due: December 16, 1992


     FOR VALUE RECEIVED, the undersigned, VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a Massachusetts business trust (the "Borrower"), promises to pay to the order of CONTINENTAL BANK N.A., a national banking association (the "Bank"), on December 16, 1992, or such earlier date as set forth in the Credit Agreement hereinafter referred to, the principal sum of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or if less, the then aggregate unpaid principal amount of Alternate Reference Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement referred to below) as may be borrowed by the Borrower under the Credit Agreement. The Borrower may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Alternate Reference Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.

     This Note is the Note referred to in, and evidences indebtedness incurred under, a Revolving Credit Agreement dated as of July 12, 1991 and amended as of July 11, 1992 (herein, as it may be further amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     This Note is an extension, renewal and restatement of, and is a substitute and replacement for, a promissory note dated as of July 12, 1991 in the principal amount of $25,000,000 payable to the Bank's order. The indebtedness originally evidenced by such promissory note is a continuing indebtedness now evidenced by this Note and nothing herein contained shall be construed to deem this Note a payment or prepayment of such promissory note.

     All parties hereto, whether as makers, endorsers or otherwise severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Illinois.

Address:                          VAN KAMPEN MERRITT PRIME RATE
                                  INCOME TRUST
One Parkview Plaza
Oak Brook Terrace, Illinois 60181
                                  By ___________________________
                                  Title: _____________________

Schedule attached to Promissory Note dated July 11, 1992 of
VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, payable to the order of CONTINENTAL BANK N.A.

                         LOANS AND PRINCIPAL PAYMENTS



                 Type of Loan   Interest     Amount of  Unpaid
      Amount of  & Applicable   Period (if   Principal  Principal  Notation
Date  Loan Made  Interest Rate  Applicable)  Repaid     Balance    Made By
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________



The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not, however, limit or otherwise affect the Borrower's obligations under the Credit Agreement or this Note to repay the principal amount of the Loans together with all interest accruing thereon.

                SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This Amendment, dated as of December 16, 1992, is entered into between VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a
Massachusetts business trust (the "Borrower"), and CONTINENTAL
BANK N.A. (the "Bank").

                                   RECITALS:

     A. The Borrower and the Bank have previously entered into a certain Revolving Credit Agreement dated as of July 12, 1991, as amended pursuant to that certain Amendment to Revolving Credit Agreement dated as of July 11, 1992 (as so amended, the "Original Credit Agreement"); and

     B.   The parties hereto wish to amend the Original Credit
Agreement in certain respects, as hereinafter provided, and provide for the issuance of a replacement promissory note;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to such terms in the Original Credit
Agreement as amended hereby.

     Section 2. Amendments to Original Credit Agreement.

          (a)  The definition of "Termination Date" contained in
     Section 1.1 of the Original Credit Agreement is amended in its entirety to read as follows:

               "Termination Date" means December 15, 1993;
          provided, however, that the Termination Date may be extended for successive 364-day periods upon the Borrower's written request received by the Bank not less than 30 days prior to the then applicable Termination Date and the receipt by the Company, within 20 days of the then-current Termination Date, of the Bank's agreement (which shall, in any event, be within the Bank's sole discretion) to extend the Termination Date."

          (b) Section 7.1(c) of the Original Credit Agreement is amended in its entirety to read as follows:

               (c)  Other Asset Statements. Each of
          the following statements and reports: (i) within seven days after making a request for a Loan and within seven days after the end of each quarter of each Fiscal Year, a copy of the unaudited asset statement of the Borrower for the Banking Day next preceding the date such request is made, consisting of at least a complete current portfolio listing as at the close of such Banking Day and (ii) within 14 days after the end of each calendar month, a balance sheet and income statement as of such month on a cumulative basis;

          (c) Section 7.16 of the Original Credit Agreement is amended by adding the following sentence at the end of such section:

               Notwithstanding the foregoing, the
          Borrower acknowledges that the Loans are deemed by the Board of Governors of the Federal Reserve System to be "purpose loans" under Regulation U of such Board because of the Borrower's status as an investment company under the Act.

     Section 3. Replacement Note. Concurrently herewith, the Borrower will execute and deliver to the Bank a new promissory note (herein called the "Replacement Note"), in the form of Exhibit A to this Amendment, dated as of the date hereof, and payable to the Bank's order. The initial entry on the schedule attached to Replacement Note shall include all entries theretofore made by the Bank on the Note issued pursuant to the Original Credit Agreement (in this Section 3, called the "Prior Note"). The Replacement Note is issued in extension, renewal and restatement of, and is a substitute and replacement for, the Prior Note and the continuing indebtedness evidenced thereby, and does not constitute a payment, prepayment or novation of the Prior Note. After the date hereof, all references in the Original Credit Agreement as amended by this Amendment and any documents issued in connection therewith to "Note" shall also be deemed a reference to the Replacement Note.

     Section 4. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:

     (a) The Bank shall have received counterparts, duly executed by each party hereto, of this Amendment.

     (b)  The Bank shall have received the duly executed
Replacement Note.

     (c) The Bank shall have received the signed certificate or certificates of appropriate officers of the Borrower, dated the date hereof or such earlier or later date as to which the parties hereto shall agree (such date may be referred to hereafter as the "Closing Date"), certifying the incumbency and specimen signatures of the officers of the Borrower authorized to execute this Amendment and the Replacement Note and any other documents delivered on behalf of the Borrower pursuant to this Section.

     (d) The Bank shall have received a certificate of appropriate officers of the Borrower to the effect of the following paragraphs (e) and (f).

     (e) The representations and warranties contained in
Section 6 of the Original Credit Agreement as amended hereby shall be true and correct in all material respects on the Closing
Date as though made on and as of such time.

     (f) No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the Closing Date.

     (g) The Bank shall have received an opinion of the Borrower's counsel in form and substance satisfactory to the Bank and its counsel.

     (h) The Bank shall have received a Form U-1 duly completed and executed by the Borrower in substance satisfactory to the Bank and its counsel.

     Section 5. Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank that:

     (a) Authorization; No Conflict. The execution and delivery by the Borrower of this Amendment and the Replacement Note, and the performance by the Borrower of the Original Credit Agreement as amended by this Amendment, have been duly authorized by all necessary action on the part of the Borrower, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or of the organizational documents of the Borrower, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (b) Validity and Binding Nature. Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment, the Original Credit Agreement as amended by this Amendment, and the Replacement Note each constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (c) Representations and Warranties. Each representation and warranty of the Borrower set forth in Section 6 of the Original Credit Agreement as amended hereby is true and correct as of the date hereof as though made on and as of such date.

     (d) No Default. As of the Closing Date, and as of the date of the execution and delivery by the Borrower of this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.

     Section 6. Costs, Expenses, and Taxes. This Amendment constitutes an amendment to the Original Credit Agreement for purposes of Section 11.3 thereof.

     Section 7. Original Credit Agreement to Remain in Full Force and Effect. The Original Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Original Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Original Credit Agreement as amended hereby. In addition, each reference in the Original Credit Agreement to the terms "this Agreement", "hereunder", "hereof" or terms or words of similar import shall hereafter mean the Original Credit Agreement as amended hereby.

     Section 8. Counterparts. This Amendment may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts but one and the same Amendment.

     Section 9. Governinq Law. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. All obligations of the Borrower and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law.

     Section 10. Fund Disclaimer. As provided for in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Replacement Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  VAN KAMPEN MERRITT PRIME RATE
                                    INCOME TRUST


                                  By /s/ Edward C. Wood, III
                                  Title:  Vice President & Treasurer



                                  CONTINENTAL BANK N.A.


                                  By___________________________
                                  Title: _________________________

                                   EXHIBIT A

                                PROMISSORY NOTE


$25,000,000.00        Chicago, Illinois: as of December 16, 1992


     FOR VALUE RECEIVED, the undersigned, VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, a Massachusetts business trust (the "Borrower"), promises to pay to the order of CONTINENTAL BANK N.A., a national banking association (the "Bank"), on the Termination Date (as that term is defined in the Credit Agreement hereinafter referred to, or such earlier date as set forth in the Credit Agreement, the principal sum of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or if less, the then aggregate unpaid principal amount of Alternate Reference Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement referred to below) as may be borrowed by the Borrower under the Credit Agreement. The Borrower may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Alternate Reference Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.

     This Note is the Note referred to in, and evidences indebtedness incurred under, a Revolving Credit Agreement dated as of July 12, 1991 and amended as of July 11, 1992 and as of December 16, 1992 (herein, as it may be further amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     This Note is an extension, renewal and restatement of, and is a substitute and replacement for, a promissory note dated as of July 11, 1992 in the principal amount of $25,000,000 payable to the Bank's order. The indebtedness originally evidenced by such promissory note is a continuing indebtedness now evidenced by this Note and nothing herein contained shall be construed to deem this Note a payment or prepayment of such promissory note.

     All parties hereto, whether as makers, endorsers or otherwise severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Illinois.

Address:                          VAN KAMPEN MERRITT PRIME RATE
                                  INCOME TRUST
One Parkview Plaza
Oak Brook Terrace, Illinois 60181
                                  By __________________________
                                  Title: _____________________

Schedule attached to Promissory Note dated as of December 16, 1992 of VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, payable to the order of CONTINENTAL BANK N.A.


                         LOANS AND PRINCIPAL PAYMENTS

                 Type of Loan   Interest     Amount of  Unpaid
      Amount of  & Applicable   Period (if   Principal  Principal  Notation
Date  Loan Made  Interest Rate  Applicable)  Repaid     Balance    Made By
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not, however, limit or otherwise affect the Borrower's obligations under the Credit Agreement or this Note to repay the principal amount of the Loans together with all interest accruing thereon.

    231 South LaSalle Street
    Chicago Illinois 60697
    312-828-2548
    Fax 312-987-6982




                                                    Geoffrey R. Waters
Continental Bank                                    Vice President

December 15, 1993

Wes Wetherell
Legal Department
The Van Kampen Merritt Companies, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: The $25,000,000 Credit Agreement between Continental Bank and the Van Kampen Merritt Prime Rate Income Trust

Dear Wes,

Having received your request to extend the captioned Credit Agreement, under the terms of the Second Amendment dated December 16, 1992, Continental Bank hereby notifies you that we agree to extend the Termination Date of the Agreement by 364 days from December 15, 1993 to December 14, 1994. All other terms will remain in effect as stated in the Agreement (as amended).

I will have a new note drawn "as of December 15, 1993" prepared and sent to you for execution.

I apologize for my oversight in not sending this to you yesterday. I obtained my internal credit approvals for the extension last week, and the new Termination Date was posted to our official records effective yesterday.

Please let me know if there is any other way I can be of assistance.

Sincerely,

/s/ Geoffrey R. Waters

The Van Kampen Merritt Companies, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois 60181
708/684-6000

                               December 14, 1994



Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697

Attention:  Ms. Diane M. Lapelle

Re:  Revolving Credit Agreement - Extension of Termination Date

Ladies/Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement, dated as of July 12, 1991, between Van Kampen Merritt Prime Rate Income Trust, a Massachusetts business trust (the "Borrower") and Bank of America Illinois (f/k/a Continental Bank N.A., the "Bank"), as amended by that certain Amendment to Revolving Credit Agreement, dated as of July 11, 1992, and that certain Second Amendment to Revolving Credit Agreement, dated as of December 16, 1992 (as so amended, the "Credit Agreement"; capitalized terms defined therein having the same respective meaning herein).

     The Borrower hereby requests that the current Termination Date (that is, December 14, 1994) be extended by 364 days to December 13, 1995, which shall be the now Termination Date and that the Bank waive the requirement for 30 days' prior request therefor and 20 days' prior receipt by the Borrower of the Bank's response thereto.

     Except as herein expressly provided, the credit Agreement remains in full force and effect and, as amended hereby, the Credit Agreement is hereby ratified, adopted and confirmed.

     The Bank may indicate agreement herewith by signing and returning the enclosed copy hereof.

                             Very truly yours,

                             VAN KAMPEN MERRITT PRIME RATE
                             INCOME TRUST


                             By /s/ Wes Wetherell
                             Its Assistant Secretary



Agreed:

BANK 0F AMERICA ILLINOIS



By_____________________________
Its____________________________

                 THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This Amendment, dated as of December 12, 1995, is entered into between VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST (formerly known as VAN KAMPEN MERRITT PRIME RATE INCOME TRUST), a Massachusetts business trust (the "Borrower"), and BANK OF AMERICA ILLINOIS (formerly known as CONTINENTAL BANK N.A.) (the "Bank").

                                   RECITALS:

         A. The Borrower and the Bank have previously entered into a certain Revolving Credit Agreement, dated as of July 12, 1991, as amended pursuant to that certain Amendment to Revolving Credit Agreement, dated as of July 11, 1992, and a Second Amendment to Revolving Credit Agreement, dated as of December 16, 1992 (as so amended, the "Original Credit Agreement"); and

         B. The parties hereto wish to amend the Original Credit Agreement in certain respects, as hereinafter provided, and provide for the issuance of a replacement promissory note;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

         Section 1. Definitions. Terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to such terms in the Original Credit Agreement as amended hereby.

         Section 2. Amendment to Original Credit Acquirement.

         (a)  All references in the Original Credit Agreement to
"Continental Bank N.A.", "CBNA" or "Continental" are hereby deleted and references to "Bank of America Illinois" substituted therefor. All references in the Original Credit Agreement to "Van Kampen Merritt Prime Rate Income Trust" are hereby deleted and references to "Van Kampen American Capital Prime Rate Income Trust" substituted therefor.

         (b) The definition of "Termination Date" contained in Section 1.1 of the Original Credit Agreement is amended in its entirety to read as follows:

                 "Termination Date" means December 11, 1996; provided, however, that the Termination Date may be extended for successive 364-day periods upon the Borrower's written request received by the Bank not less than 30 days prior to the then-applicable Termination Date and the receipt by the

         Company, within 20 days of the then-current Termination Date, of the Bank's agreement (which shall, in any event, be within the Bank's sole discretion) to extend the Termination Date.

         (c) Section 2.1 of the Agreement is hereby amended as of the date hereof by deleting the dollar amount "$25,000,000" appearing therein and substituting the dollar amount "$50,000,000" therefor.

         (d) Section 3.1(b) of the Agreement is hereby amended as of the date hereof by deleting the percentage "2%" appearing therein and substituting the percentage "0.75%" therefor.

         (e) Section 3.2 of the Agreement is hereby amended as of the date hereof by deleting the percentage "0.25%" appearing therein and substituting "0.10%" therefor.

         (f) As of the date hereof, Exhibits A and E to the Original Credit Agreement are replaced with Exhibits A and E hereto.

         Section 3. Replacement Note. Concurrently herewith, the Borrower will execute and deliver to the Bank a new promissory note (herein called the "Replacement Note"), in the form of Exhibit A to this Amendment, dated as of the date hereof, and payable to the Bank's order. The initial entry on the schedule attached to Replacement Note shall include all entries theretofore made by the Bank on the Note issued pursuant to the Original Credit Agreement (in this Section 3, called the "Prior Note"). The Replacement Note is issued in extension, renewal and restatement of, and is a substitute and replacement for, the Prior Note and the continuing indebtedness evidenced thereby, and does not constitute a payment, prepayment or novation of the Prior Note. After the date hereof, all references in the Original Credit Agreement as amended by this Amendment and any documents issued in connection therewith to "Note" shall also be deemed a reference to the Replacement Note.

         Section 4. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:

                 (a) The Bank shall have received counterparts, duly executed by each party hereto, of this Amendment.

                 (b) The Bank shall have received the duly executed Replacement Note.

                 (c) The Bank shall have received the signed certificate or certificates of appropriate officers of the Borrower, dated the date hereof or such earlier or later date as to which the parties hereto shall agree (such date may be referred to hereafter as the "Closing Date"), certifying the incumbency and Specimen signatures of the officers of the Borrower authorized to execute this Amendment and the Replacement Note and any other documents delivered on behalf of the Borrower pursuant to this Section.

                 (d) The Bank shall have received a certificate of an appropriate officer of the Borrower to the effect of the following paragraphs (e) and (f).

                 (e) The representations and warranties contained in Section 6 of the Original Credit Agreement as amended hereby shall be true and correct in all material respects on the Closing Date as though made on and as of such time.

                 (f) No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the Closing Date.

                 (g) The Bank shall have received an opinion of the Borrower's counsel in form and substance satisfactory to the Bank and its counsel.

                 (h) The Bank shall have received a form FR U-1 of the Board of Governors of the Federal Reserve System duly executed and completed by the Borrower.

         Section 5. Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank that:

                (a) Authorization: No Conflict. The execution and delivery by the Borrower of this Amendment and the Replacement Note, and the performance by the Borrower of the Original Credit Agreement as amended by this Amendment, have been duly authorized by all necessary action on the part of the Borrower, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or of the organizational documents of the Borrower, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Borrower is a party or by which the Borrower or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                 (b) Validity and Binding Nature. Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment, the Original Credit Agreement as amended by this Amendment, and the Replacement Note each constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                 (c) Representations and Warranties. Each representation and warranty of the Borrower set forth in Section 6 of the Original Credit Agreement as amended hereby is true and correct as of the Closing Date as though made on and as of such date.

                 (d) No Default. As of the Closing Date, and as of the date of the execution and delivery by the Borrower of this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.

        Section 6. Costs, Expenses, and Taxes. This Amendment constitutes an amendment to the Original Credit Agreement for purposes of Section 11.3 thereof.

        Section 7. Original Credit Agreement to Remain in Full Force and Effect. The Original Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Original Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Original Credit Agreement as amended hereby. In addition, each reference in the Original Credit Agreement to the terms "this Agreement", "hereunder", "hereof" or terms or words of similar import shall hereafter mean the Original Credit Agreement as amended hereby.

        Section 8. Counterparts. This Amendment may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts but one and the same Amendment.

        Section 9. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. All obligations of the Borrower and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law.

         Section 10. Trust Disclaimer. As provided for in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Replacement Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                  VAN KAMPEN AMERICAN CAPITAL
                                                   PRIME RATE INCOME TRUST

                                                  By /s/ Edward C. Wood III
                                                     ------------------
                                                     Edward C. Wood III
                                                     Vice President, Treasurer
                                                     and Chief Financial Officer

                                                  BANK OF AMERICA ILLINOIS

                                                  By___________________________

                                                  Title________________________

                                   EXHIBIT A

                                PROMISSORY NOTE

$50,000,000.00        Chicago, Illinois: as of December 12, 1995

        FOR VALUE RECEIVED, the undersigned, VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST, a Massachusetts business trust (the "Borrower"), promises to pay to the order of BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Bank"), on the Termination Date (as the term is defined in the Credit Agreement hereinafter referred to), or such earlier date as set forth in the Credit Agreement, the principal sum of FIFTY MILLION AND OO/100 DOLLARS ($50,000,000.00), or if less, the then aggregate unpaid principal amount of Alternate Reference Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement referred to below) as may be borrowed by the Borrower under the Credit Agreement. The Borrower may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. A11 Alternate Reference Rate Loans and Eurodollar Loans and all payments of principal shall be Recorded by the holder in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note.

        The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

        All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.

        This Note is the Note referred to in, and evidences indebtedness incurred under, a Revolving Credit Agreement dated as of July 12, 1991 and amended as of July 11, 1992, as of December 16, 1992 and as of December 12, 1995 (herein, as it may be further amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         This Note is an extension, renewal and restatement of, and is a substitute and replacement for, a Promissory note dated as of December 16, 1992 in the principal amount of $25,000,000 payable to the Bank's order. The indebtedness originally evidenced by such promissory note is a continuing indebtedness now evidenced by this Note and nothing herein contained shall be construed to deem this Note a payment or prepayment of such promissory note.

         All parties hereto, whether as makers, endorsers or otherwise severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Illinois.

Address:

One Parkview Plaza                                  VAN KAMPEN AMERICAN CAPITAL
Oak Brook Terrace, Illinois 60181                    PRIME RATE INCOME TRUST


                                                    By:_________________________
                                                    Title:______________________

Schedule attached to Promissory Note dated as of December 12, 1995 of VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST, payable to the order of BANK OF AMERICA ILLINOIS.

                          LOANS AND PRINCIPAL PAYMENTS

                 Type of Loan   Interest     Amount of Unpaid
      Amount of  & Applicable   Period (if   Principal Principal Notation
Date  Loan Made  Interest Rate  Applicable)  Repaid    Balance   Made By
----  ---------  -------------  ----------   --------- --------- --------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

The aggregate unpaid principal amount show on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not, however, limit or otherwise affect the Borrower's obligations under the Credit Agreement or this Note to repay the principal amount of the Loans together with all interest accruing thereon.

                                   EXHIBIT E

                            SCHEDULE OF INDEBTEDNESS